    As filed with the Securities and Exchange Commission on August 15, 2001
                                                        Registration No. 333-___
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                MANOR CARE, INC.

             (Exact name of registrant as specified in its charter)
                                                       34-1687107
                Delaware                            (I.R.S. Employer
        (State of incorporation)                 Identification Number)

                                MANOR CARE, INC.
                             333 North Summit Street
                             Toledo, Ohio 43604-2617
                                 (419) 252-5500
                    (Address of principal executive offices)

                            THE EQUITY INCENTIVE PLAN
                               OF MANOR CARE, INC.
                            (FULL TITLE OF THE PLAN)
                               ------------------

          R. Jeffrey Bixler            Copies to:        Michael D. Levin
   Vice President, General Counsel                       Latham & Watkins
            and Secretary                             Sears Tower, Suite 5800
          Manor Care, Inc.                            Chicago, Illinois 60606
       333 North Summit Street                            (312) 876-7700
       Toledo, Ohio 43604-2617                         Counsel to Registrant
           (419) 252-5500

                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                              --------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

     Title of each class of                   Amount            Proposed maximum             Proposed maximum          Amount of
 securities to be registered(1)          to be registered  offering price per share (2)  aggregate offering price  registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share    4,000,000 Shares            $ 30.55               $ 122,200,000                  $30,550
====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices reported on the New York Stock Exchange for the Company's Common Stock on August 9, 2001, which was $ 30.55 per share .

================================================================================

                                     PART I

ITEM 1.    Plan Information

                  Not required to be filed with this Registration Statement.

ITEM 2.    Registrant Information and Employee Plan Annual Information

                  Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.    Incorporation of Documents by Reference

                  The documents listed below have been filed by Manor Care, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

                  a. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000;

                  b. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001;

                  c. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended December 31, 2000; and

                  d. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 12, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

                  All documents subsequently filed by the Company or the Equity Incentive Plan of Manor Care, Inc. (the "Plan") pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    Description of Securities

                  Not required to be filed with this Registration Statement.

ITEM 5.    Interests of Named Experts and Counsel

                  The validity of the issuance of the shares of common stock registered hereby has been passed upon by R. Jeffrey Bixler who serves as Vice President, General Counsel and Secretary of the Company.

ITEM 6.    Indemnification of Directors and Officers

                  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that Delaware corporations such as the Company may, under certain circumstances, indemnify their directors and officers, as well as other employees and individuals, against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director, officer, employee or agent of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees) incurred by the person in connection with the defense or settlement of such action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article III, Section 14 of the Company's Amended and Restated By-Laws entitles officers and directors of the Company to indemnification to the full extent permitted by Section 145 of DGCL, as the same may be supplemented or amended from time to time.

                  Article III, Section 14 of the Company's Amended and Restated By-Laws provides:

                           Section 14. INDEMNIFICATION. The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Section 14. If a claim under this Section 14 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law or other applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors (or any committee thereof), independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or other applicable law, nor an actual determination by the Corporation (including its Board of Directors (or a committee thereof), independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  The Company has entered into separate indemnification agreements with directors and officers of the Company, pursuant to which the Company will indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.    Exemption from Registration Claimed

                  Not applicable.

ITEM 8.    Exhibits

                 Exhibit Number                                            Description
                 --------------                                            -----------
                       4*                          The Equity Incentive Plan of Manor Care, Inc.*
                       5                           Opinion of R. Jeffrey Bixler, General Counsel of the Company
                      23.1                         Consent of Independent Auditors
                      23.2                         Consent of R. Jeffrey Bixler (included in the opinion filed as Exhibit 5)

                * Filed as Appendix C to Manor Care, Inc.'s Proxy Statement
                  dated April 6, 2001 in connection with its Annual Meeting held on May 8, 2001, and incorporated herein by reference.

ITEM 9.    Undertakings

                  a. The undersigned registrant and the Plan hereby undertake:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  b. The undersigned registrant and the Plan hereby undertake that, for purposes of determining any liability under Securities Act of 1933, each filing of the registrant's annual report to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on August 15, 2001.

                                   MANOR CARE, INC.


                                   By:  /s/ R. Jeffrey Bixler
                                      -----------------------------------------
                                            R. Jeffrey Bixler, Vice President,
                                            General Counsel and Secretary


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                     TITLE                                                       DATE
---------                                     -----                                                       ----
                                                                                            )
 /s/ Stewart Bainum, Jr.                      Chairman of the Board, Director               )
------------------------------------                                                        )
Stewart Bainum, Jr.                                                                         )
                                                                                            )
                                                                                            )
/s/ William H. Longfield                      Director                                      )       August  15, 2001
------------------------------------                                                        )
William H. Longfield                                                                        )
                                                                                            )
                                                                                            )
 /s/ Frederic V. Malek                        Director                                      )
------------------------------------                                                        )
Frederic V. Malek                                                                           )
                                                                                            )
                                                                                            )
 /s/ Geoffrey G. Meyers                       Executive Vice President and Chief            )
------------------------------------          Financial Officer (Principal Financial        )
Geoffrey G. Meyers                            Officer)                                      )
                                                                                            )
                                                                                            )
 /s/ Spencer C. Moler                         Vice President and Controller (Principal      )
------------------------------------          Accounting Officer)                           )
Spencer C. Moler                                                                            )
                                                                                            )
                                                                                            )
 /s/ John T. Schwieters                       Director                                      )
------------------------------------                                                        )
John T. Schwieters                                                                          )
                                                                                            )
                                                                                            )
 /s/ Paul S. Ormond                           President and Chief Executive Officer         )
------------------------------------          (Principal Executive Officer); Director       )
Paul A. Ormond                                                                              )
                                                                                            )
                                                                                            )

 /s/ Robert G. Siefers                        Director                                      )
------------------------------------                                                        )
Robert G. Siefers                                                                           )
                                                                                            )
                                                                                            )
 /s/ M. Keith Weikel                          Senior Executive Vice President and Chief     )
------------------------------------          Operating Officer; Director                   )
M. Keith Weikel                                                                             )
                                                                                            )
 /s/ Gail R. Wilensky                         Director                                      )
------------------------------------                                                        )
Gail R. Wilensky                                                                            )
                                                                                            )
                                                                                            )
 /s/ Thomas L. Young                          Director                                      )
------------------------------------                                                        )
Thomas L. Young                                                                             )

                                  EXHIBIT INDEX


                                                                                                      SEQUENTIALLY
     EXHIBIT                                                                                            NUMBERED
     NUMBER        DESCRIPTION                                                                            PAGE
     ------        -----------                                                                            ----
       **4         The Equity Incentive Plan of Manor Care, Inc.

        *5         Opinion of R. Jeffrey Bixler                                                           E-_

      *23.1        Consent of Independent Auditors                                                        E-_

      *23.2        Consent of R. Jeffrey Bixler (included in opinion filed as Exhibit 5)                  E-_

----------------------
*    Filed herewith
** Filed as Appendix C to Manor Care, Inc.'s Proxy Statement dated April 6, 2001 in connection with its Annual Meeting held on May 8, 2001, and incorporated herein by reference.